DREYFUS NEW YORK TAX EXEMPT BOND FUND, INC.

Registration No. 811-3726

Sub-Item 77Q1(a)

On April 25, 2011, the Fund's Board of Directors unanimously approved changes to the By-Laws for Dreyfus New York Tax Exempt Bond Fund, Inc., effective July 1, 2011, which appear in the Registrant’s amended and restated By-Laws, incorporated by reference to Exhibit (b) to Post-Effective Amendment No. 38 to the Registrant's Registration Statement on Form N-1A, filed on September 28, 2011.